CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112145) of Workstream Inc. of our report dated August 6, 2004 relating to the financial statements of Bravanta, Inc. which appears in the Current Report on form 8-K/A of Workstream Inc. dated October 8, 2004.


                                        \s\ PricewaterhouseCoopers

Ottawa, Canada
October 8, 2004